UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2026

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 17, 2026, Zhak Cohen, who was one of GPC Partners Investments (SPV III) LP’s (“GPC Fund”) nominees to the board of directors (the “Board”) of Bowhead Specialty Holdings Inc. (the “Company”) pursuant to GPC Fund’s rights under the Board Nominee Agreement, dated as of May 23, 2024, between the Company and GPC Fund, resigned from the Board.  Mr. Cohen’s resignation was in connection with his departure from Gallatin Point Capital LLC (“Gallatin”) earlier this summer.  GPC Fund is managed by Gallatin.  Mr. Cohen’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 19, 2026

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary